EXHIBIT 5.1

Kelly Hart & Hallman LLP

201 Main Street

Fort Worth, Texas 76102

June 18, 2009

XTO Energy Inc.

810 Houston Street

Fort Worth, Texas 76102

Re:	Registration Statement on Form S-3

Gentlemen:

This firm has acted as counsel to XTO Energy Inc., a Delaware corporation (the “Company”), in connection with the filing of a registration statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, for the registration of the offer and sale from time to time by the Company of an indeterminate amount of senior debt securities of the Company (the “Senior Debt Securities”) and an indeterminate number of shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”).

In connection with this opinion, we have made the following assumptions: (i) all documents submitted to or reviewed by us, including all amendments and supplements thereto, are accurate and complete; (ii) each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; (iii) each individual who signed such documents had the legal capacity to do so; and (iv) all persons who signed such documents on behalf of a corporation or other entity (other than the Company) were duly authorized to do so. We have assumed that there are no amendments, modifications or supplements to such documents other than those amendments, modifications and supplements that are known to us.

Based on the foregoing, and subject to the limitations and qualifications set forth herein, we are of the opinion that:

1. The Company was incorporated, exists and is in good standing under the laws of the State of Delaware.

2. When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the Senior Debt Securities proposed to be sold by the

XTO Energy Inc.

June 18, 2009

Company and the execution of any indenture and any supplemental indenture (collectively, the “Indenture”) to be entered into in connection with the issuance and sale of such Senior Debt Securities and after (i) the Indenture has been duly executed and delivered, (ii) the terms of the Senior Debt Securities and of their issuance and sale have been duly established in accordance with the Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (iii) the Senior Debt Securities have been duly executed and authenticated in accordance with the Indenture and duly issued and sold in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then the Senior Debt Securities will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as (a) the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws now or hereafter in effect relating to or affecting the enforcement of creditor’s rights generally and (b) the availability of equitable remedies may be limited by equitable principles of general applicability (regardless of whether considered in a proceeding at law or in equity).

3. When all necessary corporate action on the part of the Company has been taken to authorize the issuance and sale of the shares proposed to be sold by the Company of (i) the class of currently outstanding Common Stock or (ii) any other class or series of Common Stock, and, in the case of such other class or series of Common Stock, after the designation of the relative rights, preferences and limitations thereof by the Board of Directors of the Company and the proper filing with the Secretary of State of the State of Delaware of the related Statement of Designations, Preferences and Rights, then all necessary corporate action on the part of the Company will have been taken to authorize the issuance and sale of the shares of Common Stock, and when such shares have been paid for, issued and delivered in accordance with the applicable underwriting or other agreement, the shares of Common Stock (including any shares of Common Stock issued upon conversion or exchange of Senior Debt Securities that are convertible or exchangeable into Common Stock) will be validly issued, fully paid and non-assessable.

This opinion is further limited and qualified in all respects as follows:

This opinion is specifically limited to matters of the existing laws of the United States of America and the General Corporation Law of the State of Delaware. We express no opinion as to the applicability of the laws of any other particular jurisdiction to the transactions described in this opinion.

This opinion is limited to the specific opinions expressly stated herein, and no other opinion is implied or may be inferred beyond the specific opinions expressly stated herein.

This opinion is based upon our knowledge of the law and facts as of the date hereof. We assume no duty to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention or to reflect any changes in any law that may hereafter occur or become effective.

XTO Energy Inc.

June 18, 2009

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading “Validity of Offered Securities” in the Prospectus constituting a part of such Registration Statement.

Respectfully Submitted,

/s/ Kelly Hart & Hallman LLP
KELLY HART & HALLMAN LLP